As filed with the Securities and Exchange Commission on

        March 26, 1998                      Registration No. 333-18781
        --------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                         _______________________________
                         POST-EFFECTIVE AMENDMENT NO. 1
                             ON FORM S-3 TO FORM S-1
                             Registration Statement
                        Under the Securities Act of 1933
                        ________________________________

                            TREX MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

                     Delaware                       06-1439626
         (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)        Identification No.)
                                 _______________

                               36 Apple Ridge Road
                           Danbury, Connecticut 06810
                                 (203) 790-1188
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                _______________

                          Sandra L. Lambert, Secretary
                            Trex Medical Corporation
                         c/o Thermo Electron Corporation
                                81 Wyman Street
                                 P.O. Box 9046
                       Waltham, Massachusetts  02254-9046
                                 (781) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                _______________

                                    Copy to:
                             Seth H. Hoogasian, Esq.
                                General Counsel
                            Trex Medical Corporation
                         c/o Thermo Electron Corporation
                                81 Wyman Street
                                 P.O. Box 9046
                       Waltham, Massachusetts  02254-9046
                                 (781) 622-1000
                                 _______________

        Approximate date of commencement of proposed sale to the public:
        From time to time after the effective date of this registration statement.
PAGE

        If the only securities being requested on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


PAGE

                   SUBJECT TO COMPLETION, DATED MARCH 26, 1998

        PROSPECTUS
                                 300,000 Shares

                            TREX MEDICAL CORPORATION

                                  Common Stock

           This Prospectus relates to 300,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Trex Medical Corporation ("Trex Medical" or the "Company"). The Shares may be offered by certain shareholders of the Company (the "Selling Shareholders") from time to time in transactions on the American Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholder and any broker-dealer who acts in connection with the sales of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Shares were originally sold by the Company in private placements pursuant to certain Stock Purchase Agreements with the Company dated December 19, 1996. See "Selling Shareholders."
                                _______________

        The Common Stock offered hereby involves a high degree of risk.
                         See "RISK FACTORS" at page 5.
                                _______________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND  EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
        STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
          OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                          ____________________________



           None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The
PAGE

        Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisers to the Selling Shareholders) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act as underwriter or otherwise.

           The Company is a majority-owned subsidiary of ThermoTrex Corporation ("ThermoTrex"), which is a majority-owned subsidiary of Thermo Electron Corporation ("Thermo Electron"). The Common Stock is traded on the American Stock Exchange under the symbol "TXM." On March 25, 1998 the reported closing price of the Common Stock on the American Stock Exchange was $18.3125 per share.


                 The date of this Prospectus is March __, 1998.

                                _________________


           No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. Unless otherwise noted, all information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.

                                  _____________















                                        2
PAGE

                              AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company; the address of such Web site is http://www.sec.gov. The Common Stock of the Company is listed on the American Stock Exchange, and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

           This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document filed with the Commission.

           The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to:
        Sandra L. Lambert, Secretary, Trex Medical Corporation, c/o Thermo Electron Corporation, 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone: (781) 622-1000).








                                        3
PAGE

                                   THE COMPANY

           The Company is the worldwide leader in the design, manufacture and marketing of mammography equipment and minimally invasive stereotactic breast biopsy systems used for the detection of breast cancer, as well as a leading designer and manufacturer of general-purpose radiography (X-ray), cardiac catheterization and radiographic/fluoroscopic systems. A mammography system is a dedicated radiographic system designed specifically to image breast tissue. Minimally invasive stereotactic breast biopsy systems, which use a digitally guided hollow needle to extract breast tissue samples, offer a cost-effective, less invasive alternative to open surgery for the biopsy of suspicious breast lesions. The mammography and breast biopsy markets are targeted by Lorad, a division acquired by the Company in 1992. The Company has subsequently broadened its product base to serve a market estimated at approximately $2.5 billion by acquiring (i) Bennett X-Ray Corporation ("Bennett"), a leading producer of specialty and general-purpose radiographic systems, including mammography systems, in September 1995; (ii) XRE Corporation, a manufacturer of X-ray imaging systems used for cardiac catheterization and angiography, in May 1996; and (iii) Continental X-Ray Corporation, a manufacturer of general-purpose radiographic systems and specialty radiographic systems including radiographic/fluoroscopic products, in September 1996.

           Unless the context otherwise requires, references in this Prospectus to the Company refer to Trex Medical Corporation and its subsidiaries and their predecessors. As of September 27, 1997, ThermoTrex beneficially owned 79% of the Company's outstanding Common Stock, excluding 678,541 shares of Common Stock issuable upon the conversion of $8,000,000 principal amount of the Company's 4.2% convertible note due 2000, issued to ThermoTrex. The Company's principal executive offices are located at 36 Apple Ridge Road, Danbury, Connecticut, and its telephone number is (203) 790-1188.


















                                        4
PAGE

                                  RISK FACTORS

           In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause its actual results in 1998 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

           Technological Change and New  Products .       The  market  for  the
           --------------------------------------
        Company's products is characterized by rapid and significant technological change, evolving industry standards and new product introductions. Many of the Company's products are technologically
        innovative,   and   require    significant   planning,    design,
        development, and  testing  at  the  technological,  product,  and
        manufacturing   process   levels.   These   activities    require
        significant capital commitments  and investment  by the  Company.
        The high cost of technological innovation is matched by the rapid and significant change in the technologies governing the products that  are  competitive  in  the  Company's  market,  by  industry
        standards  that  may   change  on  short   notice,  and  by   the
        introduction of new products and technologies such as magnetic resonance imaging and ultrasound, which may render existing products and technologies uncompetitive or obsolete. There can be
        no  assurance  that   the  Company's   products  or   proprietary
        technologies will not become uncompetitive or obsolete.

          Risks Associated with  Acquisition Strategy.  The Company's
          -------------------------------------------
        strategy includes the acquisition of businesses and technologies that complement or augment the Company's existing product lines. For example, in October 1995, the Company acquired its Bennett subsidiary, a manufacturer of general-purpose X-ray and mammography equipment; in May 1996, the Company acquired substantially all of the assets and liabilities of XRE , a manufacturer of X-ray imaging systems used in the diagnosis and treatment of coronary artery disease and other vascular conditions; in September 1996, the Company acquired substantially all of the assets and liabilities of Continental, a manufacturer of general-purpose and specialized X-ray systems; and, in October 1997, the Company acquired substantially all of the assets, subject to certain liabilities, of Digitec Corporation, a manufacturer of physiological-monitoring equipment and digital-image archiving and networking systems used in cardiac catheterization procedures. In December 1997, the Company entered into a nonbinding letter of intent to acquire Trophy Radiologie ("Trophy"), a leading French manufacturer of dental X-ray systems specializing in digital technology. There can be no assurance that the Trophy acquisition will be successfully completed or that, if such acquisition is completed, the Company will be able to successfully integrate Trophy's operations with those of the Company and realize the benefits expected from its acquisition.

                                        5
PAGE

        In addition, promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the need for regulatory approvals, including antitrust approvals. There can be no assurance that the Company will be able to complete future acquisitions or that the Company will be able to successfully integrate any acquired businesses. In order to finance such acquisitions, it may be necessary for the Company to raise additional funds through public or private financings. Any equity or debt financing, if available at all, may be on terms that are not favorable to the Company and, in the case of equity financing, may result in dilution to the Company's stockholders.

          Intense Competition  .     The Company  encounters and expects to
          -------------------
        continue to encounter intense competition in the sale of its products. The Company believes that the principal competitive factors affecting the market for its products include product features, product performance and reputation, price, and service.
        The   Company's   competitors    include   large    multinational
        corporations and their operating units, including the GE Medical Systems division of General Electric Company, the Philips Medical Systems North America Company subsidiary of Philips N.V., the Siemens Corporation subsidiary of Siemens AG ("Siemens"), Toshiba American Medical Systems, Inc., Toshiba America MRI, Inc., Shimadzu, and Picker International, Inc. These companies and certain of the Company's other competitors have substantially greater financial, marketing, and other resources than the Company. As a result, they may be able to adapt more quickly to
        new  or   emerging   technologies   and   changes   in   customer
        requirements, or to devote greater resources to the promotion and sale of their products than the Company. Moreover, a significant portion of the Company's sales are to United States Surgical Corporation ("U.S. Surgical") through an original equipment manufacturer ("OEM") arrangement. The products sold by such OEM customers compete with products offered by the Company directly and through its independent dealers. Competition could increase if new companies enter the market or if existing competitors expand their product lines or intensify efforts within existing product lines. There can be no assurance that the Company's current products, products under development, or ability to discover new technologies will be sufficient to enable it to compete effectively with its competitors.

          Dependence Upon Significant OEM Relationships.   A significant
          ---------------------------------------------
        portion of the Company's sales are to U.S. Surgical through an OEM arrangement. Sales to U.S. Surgical accounted for 17% and 11% of the Company's total revenues in fiscal 1997 and 1996, respectively. The Company's sales depend, in part, on the continuation of this and other OEM arrangements and the level of end-user sales by such OEMs. There can be no assurance that the Company will be able to maintain its existing, or establish new, OEM relationships.



                                        6
PAGE

          Risks  Associated   With   Pending   and   Threatened   Patent
          --------------------------------------------------------------
        Litigation.   In  April   1992,   Fischer
        ----------
        ("Fischer") commenced  a lawsuit  in the  United States  District
        Court,  District  of  Colorado,   against  the  Company's   Lorad
        division,  alleging  that  Lorad's  prone  breast-biopsy   system
        infringes  a   Fischer  patent   on  a   precision   mammographic
        needle-biopsy system. The Company expects the trial to begin with respect to this lawsuit before the end of fiscal 1998. As of September 27, 1997, the Company had recognized aggregate revenues of approximately $107.1 million from sales of such systems, of which $34.4 million represents sales prior to October 16, 1995 (the date on which Lorad was transferred to the Company). The suit requests a permanent injunction, treble damages, and attorneys' fees and expenses. If the Company is unsuccessful in defending this lawsuit, it may be enjoined from manufacturing and selling its StereoGuideR system without a license from Fischer. No assurance can be given that the Company will be able to obtain such a license, if required, on commercially reasonable terms, if at all. In addition, the Company may be subject to damages for past infringement. No assurance can be given as to whether the Company will be subject to such damages or, if so, the amount of damages that the Company may be required to pay. The Company believes the costs of litigating this matter may be substantial.

          In connection with the organization of the Company, ThermoTrex agreed to indemnify the Company for any and all cash damages in connection with the Fischer lawsuit with respect to sales of the Company's products occurring prior to October 16, 1995, when Lorad was transferred to the Company. Notwithstanding this indemnification, the Company would be required to report as an expense the full amount, including any reimbursable amount, of any damages in excess of the amount accrued (approximately $2 million as of September 27, 1997), with any indemnification payment it receives from ThermoTrex being treated as a contribution to shareholders' investment.

          The Company  is also  aware of  two U.S.  patents  owned by  a former employee  that  have  been asserted  against  the  Company
        relating to its  high-transmission cellular  ("HTC") TM    grid used
        with its mammography systems. If the former employee were successful in enforcing such patents, the Company could be subject to damages and enjoined from manufacturing and selling the HTC grid.

          The unfavorable outcome of any one or both of the above described matters could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's competitors and other parties hold other various patents and patent applications in the fields in which the Company operates. There can be no assurance that the Company will not be found to have infringed third-party patents and, in the event of such infringement, the Company could be required to alter its products or processes, pay licensing fees, or cease making and selling any infringing products and pay damages for past infringement.

                                        7
PAGE

          No Assurance of Development and Commercialization  of Products
          --------------------------------------------------------------
        Under Development.   A number of the Company's potential products
        -----------------
        are currently under development. There are a number of technological challenges that the Company must successfully address to complete any of its development efforts. Product development involves a high degree of risk, and returns to investors are dependent upon successful development and commercialization of such products. Proposed products based on the Company's technologies will require significant additional research and development. There can be no assurance that any of the products currently being developed by the Company, or those to be developed in the future by the Company, will be technologically feasible or accepted by the marketplace, or that any such development will be completed in any particular time frame.

          Government Regulation; No Assurance of Regulatory Approval.
          ----------------------------------------------------------
        The Company's products are subject to regulation by the U.S. Food and Drug Administration (the "FDA") and equivalent agencies in foreign countries. Failure to comply with applicable regulatory requirements can result in, among other things, civil and criminal fines, suspensions of approvals, recalls or seizures of products, injunctions, and criminal prosecutions.

          To date, all of the Company's products have been classified by the FDA as Class II medical devices and have been eligible for FDA marketing clearance pursuant to the FDA's 510(k) premarket notification process, which is generally shorter than the more involved premarket approval ("PMA") process. The Company believes that most of its currently anticipated future products and substantial modifications to existing products will be eligible for the 510(k) premarket notification process. However, the FDA has not yet classified full-field digital mammography systems such as the one being developed by the Company. While not classifying such systems, the FDA has issued a final guidance document relating to the protocol for marketing clearance of full-field digital mammography systems. This document suggests that clearance may be obtained through an enhanced 510(k) application with more extensive clinical trials. The protocol set forth in the final guidance document calls for clinical trials on 520 subjects prior to applying to the FDA for clearance to commercially market such a system. Accordingly, in December 1997, the Company submitted a 510(k) application with clinical data for its full-field digital mammography system. There can be no assurance that full-field digital mammography systems will not be classified by the FDA as Class III medical devices subject to the PMA process. If such systems are classified as Class III devices, the Company would be required to file for FDA marketing approval for its full-field digital mammography system under the PMA process or the Product Development Protocol ("PDP"), which would likely require substantial additional clinical trials before being accepted by the FDA, if at all. Regardless of whether a 510(k), a PMA, or a PDP is finally accepted by the FDA, there can

                                        8
PAGE
        be no assurance that the product will receive marketing clearance or approval. In addition, full-field digital mammography systems will be subject to alternate quality assurance standards under the Mammography Quality Standards Act. These alternate standards will be submitted by the Company to the FDA for review. The Company can make no prediction as to when the FDA will approve such standards, if at all. In addition, there can be no assurance that the necessary clearances for any of the Company's products will be obtained on a timely basis, if at all.

          FDA regulations also require manufacturers of medical devices to adhere to current good manufacturing practices as set forth in the quality system regulation ("QSR"), which include testing, quality control, and documentation procedures. The Company's manufacturing facilities are subject to periodic inspection by the FDA. No assurances can be given that the FDA will not in the future find the Company to be in violation of the QSRs.

          In June 1993, the European Economic Community issued the European Directive Concerning Medical Devices 93/42/EEC, a directive applying essential requirements to the design and manufacture of medical devices to assure the safety and health of the users of such devices. The directive requires all medical devices, including dental devices, marketed and sold in Europe after June 14, 1998, to bear the "CE" marking to indicate that they comply with the requirements of the directive. On or after June 14, 1998, any medical device without the CE marking may not be sold in Europe until such time as the CE marking is awarded to such product. In addition, failure to obtain the CE marking may adversely affect a manufacturer's ability to market its products in countries outside of Europe. To date, Trophy has not obtained the right to use the CE marking on any of its products and no assurance can be given that Trophy will obtain such right on a timely basis or at all.

          Healthcare Reform; Uncertainty of Patient Reimbursement.   The
          -------------------------------------------------------
        Federal government has in the past, and may in the future, consider, and certain state and local as well as a number of foreign governments are considering or have adopted, healthcare policies intended to curb rising healthcare costs. Such policies include rationing of government-funded reimbursement for healthcare services and imposing price controls upon providers of medical products and services. The Company cannot predict what healthcare reform legislation or regulation, if any, will be enacted in the United States or elsewhere. Significant changes in the healthcare systems in the United States or elsewhere are likely to have a significant impact over time on the manner in which the Company conducts its business. In addition, the federal government regulates reimbursement of fees for certain diagnostic examinations and capital equipment acquisition costs connected with services to Medicare beneficiaries. Cost-containment policies may have the effect of reducing reimbursement for certain procedures, and as a result may inhibit or reduce demand by healthcare providers for products in the markets in which the

                                        9
PAGE

        Company competes. While the Company cannot predict what effect the policies of government entities and other third party payors will have on future sales of the Company's products, there can be no assurance that such policies would not have an adverse impact on the operations of the Company.

          Dependence on Patents  and Proprietary Rights.    The  Company
          ---------------------------------------------
        places considerable importance on obtaining patent and trade secret protection for significant new technologies, products, and
        processes because of    the length  of time and  expense associated
        with bringing new products through the development and regulatory approval process and to the marketplace. The Company's success depends in part on whether it can develop patentable products and obtain and enforce patent protection for its products both in the United States and in other countries. The Company has filed, and intends to file, applications as appropriate for patents covering both its products and manufacturing processes. No assurance can be given that patents will issue from any pending or future patent applications owned by, or licensed to, the Company, or that the claims allowed under any issued patents will be sufficiently broad to protect the Company's technology. In addition, no assurance can be given that any issued patents owned
        by,  or  licensed  to,  the  Company  will  not  be   challenged,
        invalidated,  or  circumvented,  or   that  the  rights   granted
        thereunder will provide competitive advantages to the Company. The Company could incur substantial costs in defending itself in suits brought against it or in suits in which the Company may assert its patent rights against others. If the outcome of any such litigation is unfavorable to the Company, the Company's business and results of operations could be materially adversely affected.

          The Company relies on trade secrets and proprietary know-how that it seeks to protect, in part, by confidentiality agreements with its collaborators, employees, and consultants. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently developed by competitors.

          Potential Product Liability.     The Company's  business exposes
          ---------------------------
        it to potential product liability claims, which are inherent in the manufacturing, marketing, and sale of medical devices, and as such the Company may face substantial liability to patients for damages resulting from the faulty design or manufacture of
        products.  The  Company  currently  maintains   product-liability
        insurance, but there can be no assurance that this insurance will provide sufficient coverage in the event of a claim, that the Company will be able to maintain such coverage on acceptable terms, if at all, or that a product-liability claim would not materially adversely affect the business or financial condition of the Company.



                                       10
PAGE

          Risks Associated With International Operations.  International
          ----------------------------------------------
        sales accounted for 17%, 22% and 21% of the Company's revenues in fiscal 1997, 1996 and 1995, respectively. The Company intends to
        continue  to  expand  its  presence  in  international   markets.
        International  revenues  are  subject  to  a  number  of   risks,
        including the following: agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system, foreign custom ers may have longer payment cycles; foreign countries may impose additional withholding taxes or otherwise tax the Company's foreign income, impose tariffs or adopt other restrictions on foreign trade; U.S. export licenses may be difficult to obtain; and the protection of intellectual property in foreign countries may be more difficult to enforce.

          Control by ThermoTrex.  The  Company's stockholders  do not
          ---------------------
        have the right to cumulate votes for the election of directors. ThermoTrex, which currently owns 79% of the outstanding Common Stock of the Company, has the power to elect the entire Board of Directors of the Company and to approve or disapprove any
        corporate  actions  submitted   to  a  vote   of  the   Company's
        stockholders.

          Potential Conflicts of Interest.  The Company  may be subject
          -------------------------------
        to potential conflicts of interest from time to time as a result of its relationship with Thermo Electron and ThermoTrex. For example, conflicts may arise in the development and licensing of digital detector technology by ThermoTrex to the Company, the manufacture of digital detectors by ThermoTrex for sale to the Company and the Company's manufacturing of lasers for sale to ThermoLase Corporation. Certain officers of the Company are also officers of ThermoTrex, Thermo Electron and/or other subsidiaries of Thermo Electron, and are full-time employees of ThermoTrex or Thermo Electron. Such officers will devote only a portion of their working time to the affairs of the Company. For financial reporting purposes, the Company's financial results are included in the consolidated financial statements of ThermoTrex and Thermo Electron. The members of the Board of Directors of the Company who are also affiliated with Thermo Electron or ThermoTrex will consider not only the short-term and the long-term impact of operating decisions on the Company, but also the impact of such decisions on the consolidated financial results of ThermoTrex and Thermo Electron. In some instances the impact of such decisions could be disadvantageous to the Company while advantageous to ThermoTrex or Thermo Electron, or vice versa. The Company is a party to various agreements with Thermo Electron that may limit the Company's operating flexibility.

          Significant Additional Shares Eligible for Future Sale.  The
          ------------------------------------------------------
        22,882,420 shares of Common Stock owned by ThermoTrex as of January 3, 1998 are eligible for resale under Rule 144. In addition, as long as ThermoTrex is able to elect a majority of the Company's Board of Directors, it will have the ability to cause the Company at any time to register for resale all or a portion of the Common Stock owned by ThermoTrex.

                                       11
PAGE

        Additional shares of Common Stock issuable upon exercise of options granted under the Company's stock-based compensation plans will become available for future sale in the public market at prescribed times. Sales of a significant number of shares of Common Stock in the public market could adversely affect the market price of the Common Stock.

          Potential Volatility of Stock Price.   Since public trading of
          -----------------------------------
        the Company's Common  Stock commenced  in June  1996, the  market price has fluctuated considerably, and it may continue to fluctuate in the future. Factors such as fluctuations in the Company's operating results, announcements of technological innovations or new contracts or products by the Company or its competitors, government regulation and approvals, developments in patent or other proprietary rights and market conditions for stocks of companies similar to the Company could have a significant impact on the market price of the Common Stock.

          Lack of  Dividends.  The  Company anticipates  that for
          ------------------
        foreseeable future the Company's earnings, if any, will be retained for use in the business and that no cash dividends will be paid on the Common Stock. Declaration of dividends on the Common Stock will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements and general business conditions.


                              SELLING SHAREHOLDERS

           The following table shows the names of the Selling
        Shareholders, the number of Shares that may be offered by each of them pursuant to this Prospectus and the number of Shares each will own after completion of the offering, assuming all of the Shares being offered hereby are sold.

                                     Shares of
                                      Common                Shares
                                    Stock Owned  Shares      Owned
              Selling Shareholder    Prior to     Being      after
              -------------------
                                        the      Offered  Completion
                                                 -------
                                    Offering(1)             of the
                                    ----------
                                                           Offering
                                                           --------
           Wessel Corporation N.V.    100,000    100,000           0


           Thermo Opportunity         50,000     50,000            0
           Fund, Inc.
           Primespecial               20,000     20,000            0
           John D. Byran              20,000     20,000            0

           Union Bancaire Privee      18,000     18,000            0
           Robert E. Kirby            15,000     15,000            0


                                       12
PAGE

           Yiska Moser Trust          15,000     15,000            0
           George & Elizabeth         10,000     10,000            0
           Harvey

           Myles Tanebaum             10,000     10,000            0
           Frank Argano               10,000     10,000            0
           Joseph N. Cunningham       10,000     10,000            0

           Howard Blitman             10,000     10,000            0
           Gestielle B                 5,000      5,000            0
           BCI Dollar Equity           5,000      5,000            0

           Gestielle America           2,000      2,000            0

        (1)Except as otherwise reflected in the footnotes to this table, all share ownership includes Shares owned by the Selling Shareholders and shares that the Selling Shareholders had the right to acquire within 60 days of September 28, 1996, through the exercise of stock options.

           The Shares are being registered to permit public secondary trading of the Shares from time to time by the Selling Shareholders. All of the Shares being offered by the Selling Shareholders were sold by the Company in private placement transactions pursuant to Stock Purchase Agreements with the Company dated December 19, 1996 (collectively, the "Purchase Agreements").

           In the Purchase Agreements, the Company agreed, among other things, to bear all expenses (other than underwriting discounts, selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. See "Sale of Shares." The Company has agreed to prepare and file such amendments and supplements to the Registration Statement of which this Prospectus forms a part as may be necessary to keep the Registration Statement effective until all the Shares offered hereby have been sold pursuant thereto or until such Shares are no longer, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, required to be registered for the public sale thereof by the Selling Shareholders.


                                 SALE OF SHARES

           The Company has been advised that the Selling Shareholders may sell Shares from time to time in transactions on the American Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices. The Selling


                                       13
PAGE

        Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

           The Selling Shareholders and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act as underwriter or otherwise.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents previously filed with the Commission by the Company (File No. 1-11827) are hereby incorporated in this Prospectus by reference:

             (a) Annual Report on Form 10-K for the fiscal year ended September 27, 1997;

             (b) Quarterly Report on Form 10-Q for the fiscal quarter ended January 3, 1998; and

             (c) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

             All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             Pursuant to Item 11(b) of Form S-3, the financial statements of Bennett X-Ray Corporation are incorporated by reference into this Prospectus from the Company's prospectus dated June 27, 1996

                                       14
PAGE
        forming a part of the Company's Registration Statement on Form S-1 (Registration Number 333-2926).

             The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Sandra L. Lambert, Secretary, Trex Medical Corporation, c/o Thermo Electron Corporation, 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone:
        (781) 622-1000).




                                  LEGAL MATTERS

           Certain legal matters relating to the Shares offered hereby have been passed upon for the Company by Seth H. Hoogasian, Esq., General Counsel of Thermo Electron, ThermoTrex and the Company. As of the date of such opinion, Mr. Hoogasian owned or had the right to acquire 6,000 shares of Common Stock, 7,800 shares of common stock of ThermoTrex and 115,927 shares of common stock of Thermo Electron.


                                    EXPERTS

          The financial statements of the Company incorporated by reference in this Prospectus, the financial statements of Bennett X-Ray Corporation incorporated by reference in the Registration Statement of which this Prospectus forms a part and the financial statement schedules incorporated by reference in the Registration Statement of which this Prospectus forms a part have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with
        respect thereto,  and are  incorporated  by reference   herein  in
        reliance upon the authority of said firm as experts in giving said reports.















                                       15
PAGE

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

             Item 14.  Other Expenses of Issuance and Distribution.

           The expenses incurred by the Company in connection with the issuance and distribution of the securities being registered are as follows. All amounts are estimated except the Securities and Exchange Commission registration fee.
                                                           Amount
                                                           ------
           Registration fee - Securities and Exchange      1,323.87
           Commission ...................................

           Legal fees and expenses ......................  10,000.0
                                                                  0
           Accounting fees and expenses .................  10,000.0
                                                                  0
           Miscellaneous ................................  8,676.13

                Total ...................................  30,000.0
                                                                  0

             Item 15.  Indemnification of Directors and Officers.

             The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

             Thermo Electron Corporation has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities which might be incurred in connection with the performance of their duties.

             The Selling Shareholders are obligated under the Purchase Agreements to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act.

             Item 16.  Exhibits



                                       16
PAGE

             See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.


             Item 17.  Undertakings.

             (a) The undersigned Registrant hereby undertakes as follows:

                   (1) To file, during any period in which offers or
                       sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or
                            events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii)To include any material information with
                            respect to the plan of distribution not
                            previously disclosed in the registration statement or any material change to such information in the registration statement.

                            Provided, however, that paragraphs (a)(1)(i)
                       and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


                                       17
PAGE

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
        Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.











                                       18
PAGE

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 25th day of March, 1998.

                                           TREX MEDICAL CORPORATION

                                           By:  /s/ Hal Kirshner
                                              -------------------
                                                Hal Kirshner
                                                President and Chief
                                                Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

          Signature                        Title             Da
          ---------                        -----             ----
                                                             Date
                                                             ----

        /s/ Hal Kirshner            President, Chief   March 25, 1998
        -------------------------
        Hal Kirshner                Executive Officer
                                    and Director (Principal
                                    Executive Officer)

        John N. Hatsopoulos*        Chief Financial    March 25, 1998
        -------------------------
        John N. Hatsopoulos         Officer and Senior Vice President
                                    (Principal Financial Officer)

        Paul F. Kelleher*           Chief Accounting   March 25, 1998
        -------------------------
        Paul F. Kelleher            Officer (Principal
                                    Accounting Officer)

        Gary S. Weinstein*          Chairman of the    March 25, 1998
        -------------------------
        Gary S. Weinstein           Board and Director

        Dr. Elias P. Gyftopoulos*   Director           March 25, 1998
        -------------------------
        Dr. Elias P. Gyftopoulos

        John T. Keiser              Director           March   , 1998
        -------------------------                            --
        John T. Keiser

        Dr. James W. May, Jr.*      Director           March 25, 1998
        -------------------------
        Dr. James W. May, Jr.

        Hutham S. Olayan*           Director           March 25, 1998
        -------------------------
        Hutham S. Olayan

        Firooz Rufeh*               Director           March 25, 1998
        -------------------------
        Firooz Rufeh





                                       19
PAGE

        * The undersigned Sandra L. Lambert, by signing her name hereto, does hereby execute this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 on behalf of each of the above-named persons pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

                                           /s/ Sandra L. Lambert
                                           --------------------------
                                           Sandra L. Lambert
                                           Attorney-in-Fact













































                                       20
PAGE

                                  EXHIBIT INDEX


         Exhibit                  Description of Exhibit
         -------                  ----------------------
           No.
           ---
             4.1  Specimen Common Stock Certificate (filed as Exhibit
                  4.1 to the Registrant's Registration Statement on Form S-1 [Registration No. 333-2926] and incorporated herein by reference).

             4.2 $42,000,000 4.2% Convertible Subordinated Note due 2000 issued by the Registrant to ThermoTrex
                  Corporations(filedtastExhibitt4.2ntootheorm S-1
                  [Registration No. 333-2926] and incorporated herein by reference).

              5 Opinion of Seth H. Hoogasian, Esq. (previously filed)
            23.1  Consent of Arthur Andersen LLP
            23.2  Consent of Arthur Andersen LLP

            23.3  Consent of Seth H. Hoogasian, Esq. (contained in
                  Exhibit 5)
             24   Power of Attorney (previously filed)





        AA980390005
























                                       21
PAGE

                                                             Exhibit 23.1



                    Consent of Independent Public Accountants
                    -----------------------------------------


        To Trex Medical Corporation:

            As independent public accountants, we hereby consent to the incorporation by reference of our reports dated November 3, 1997, incorporated by reference in this registration statement and to all references to our firm included in or made a part of this registration statement on Form S-3.


                                                    Arthur Andersen LLP


        Boston, Massachusetts
        March 24, 1998


































                                       22
PAGE

                                                             Exhibit 23.2



                    Consent of Independent Public Accountants
                    -----------------------------------------


        To Bennett X-Ray Corporation:

            As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 3, 1995, included in Trex Medical
        Corporation's registration statement on Form S-1, and to all references to our firm included in or made a part of this registration statement on Form S-3.


                                                    Arthur Andersen LLP


        Boston, Massachusetts
        March 24, 1998